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                                                                 EXHIBIT 10.9(b)


                   FIRST AMENDMENT TO EQUIPMENT SCHEDULE ONE
                           TO MASTER LEASE NO. 172564


         This First Amendment to Equipment Schedule No. One to Master Lease No. 172564, is dated June 8, 2000, and is between COMPUTER SALES INTERNATIONAL, INC. ("Lessor") and INNOTRAC CORPORATION ("Lessee").

         The parties previously entered into Equipment Schedule No. One, Master Lease No. 172564 (the "Lease") for the lease of certain units of computer equipment ("Equipment"). Lessee wants to extend the installation date of the Equipment on the Lease. In consideration of the foregoing and the promises and covenants contained in this First Amendment, the parties agree to amend the Lease on the terms and conditions set forth below:

         1. The Anticipated Installation Date is extended through June. All references in the Lease to "April 30, 2000," "May 1, 2000," and "April 30, 2003" are changed to "June 30, 2000," "July 1, 2000" and "June 30, 2003,"
respectively.

         2. All other terms and conditions of the Lease remain unchanged and in full force and effect.

         The parties have executed this First Amendment to Equipment Schedule No. One, Master Lease No. 172564, as of the date set forth below.


By: /s/ E. William Gillula                   By: /s/ Ron Patrick
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Title:   Chief Operating Officer &           Title: Senior Director of
           CFO                                        Accounting & Finance
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Date: July 11, 2000                          Date: June 16, 2000
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